UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 8, 2013
____________________
HEARTLAND PAYMENT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32594	22-3755714
(State or other jurisdiction	(Commission File No)	(I.R.S. Employer
of incorporation or organization)	File No)	Identification Number)

90 Nassau Street, Princeton, New Jersey 08542
(Address of principal executive offices) (Zip Code)
(609) 683-3831
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
The following proposals were submitted to our stockholders at the 2013 Annual Meeting of Stockholders held on May 8, 2013:

•	The election of seven directors to our Board of Directors for terms expiring at the 2014 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

•	The ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ended December 31, 2013.

•	The approval of our executive compensation by a non-binding advisory vote.
For more information about the foregoing proposals, see our proxy statement dated April 11, 2013, the relevant portions of which are incorporated herein by reference. Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. The final voting results consisting of the number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below:
Board of Director Election Results

Director Nominee	Votes For	Votes Against	Broker Non-Votes
Robert O. Carr	29,790,390	1,016,327	2,612,569
Maureen Breakiron-Evans	30,619,428	187,289	2,612,569
Mitchell L. Hollin	29,988,267	818,450	2,612,569
Robert H. Niehaus	29,982,027	824,690	2,612,569
Marc J. Ostro, Ph.D.	23,366,817	7,439,900	2,612,569
Jonathan J. Palmer	30,239,603	567,114	2,612,569
Richard W. Vague	23,307,257	7,499,460	2,612,569
The seven nominees who received the highest number of votes (all of the above individuals) were elected to the Board of Directors, and will serve as directors until our next annual meeting or until their respective successors are elected and qualified.
Ratification of Deloitte & Touche LLP
The results of the voting included 32,636,247 votes for, 688,497 votes against, 94,542 votes abstained and 2,612,569 votes were broker non-votes. The appointment was ratified.
Non-binding Advisory Vote on Executive Compensation
The results of the voting included 30,191,234 votes for, 513,489 votes against, 101,994 votes abstained and 2,612,569 votes were broker non-votes. Our executive compensation was approved by a non-binding advisory vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2013

Heartland Payment Systems, Inc.
(Registrant)

By:	/s/ Charles H. N. Kallenbach
Charles H.N. Kallenbach
General Counsel, Chief Legal Officer and Secretary